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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of report: APRIL 2, 2006
                        (Date of earliest event reported)

                                   LIBBEY INC.
             (Exact name of registrant as specified in its charter)

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
        DELAWARE                        1-12084                  34-1559357
(State of Incorporation)       (Commission File Number)         (IRS Employer
                                                             Identification No.)
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                               300 MADISON AVENUE
                               TOLEDO, OHIO 43604
          (Address of principal executive offices, including zip code)

                                 (419) 325-2100
              (Registrant's telephone number, including area code)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

     On April 2, 2006, Libbey, Inc., a Delaware corporation ("Libbey"), and its wholly-owned subsidiaries Libbey Mexico, S. de R.L. de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable, Libbey Europe, B.V., a limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, and LGA3 Corporation, a Delaware corporation (collectively, the "Purchasers"), entered into a Purchase Agreement ("Purchase Agreement") with Vitro, S.A. de C.V., a Mexican Sociedad Anonima de Capital Variable ("Vitro"), Crisa Corporation, a Delaware corporation (together with Vitro, the "Sellers"), Crisa Libbey S.A. de C.V., a Mexican Sociedad Anonima de Capital Variable ("Crisa Libbey"), Vitrocrisa Holding, S. de R.L. de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable ("VC Holding"), Vitrocrisa S. de R.L. de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable ("Vitrocrisa"), Vitrocrisa Comercial, S. de R.L. de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable ("VC Comercial"), Crisa Industrial, L.L.C., a Delaware limited liability company (collectively with Crisa Libbey, VC Holding, Vitrocrisa and VC Comercial, "Crisa"). Pursuant to the Purchase Agreement, the Purchasers will acquire from the Sellers their remaining 51% of the equity interests in Crisa for a total purchase price of $80 million in cash. Following the closing, the Sellers will bear responsibility for certain liabilities associated with Crisa and will provide transition services to Crisa, including the services of one key member of management of Crisa. The transactions are expected to close on or prior to May 31, 2006, but are subject to a number of conditions set forth in the Purchase Agreement, including Purchasers' ability to obtain financing that is sufficient to refinance Purchasers' existing debt and Crisa's existing debt of approximately $65 million. If the parties are unable to consummate the transactions by May 31, 2006, under certain circumstances the Purchasers would be required to pay the Sellers a $3 million break-up fee.

     At the closing, the parties to the Purchase Agreement will enter into a Non-Competition Agreement, pursuant to which the Sellers will be required to make certain payments to the Purchasers if the Sellers directly or indirectly engage in competition with Crisa in Mexico or certain other regions at any time within five years after the closing. Subject to limited exceptions, the Purchase Agreement prohibits the Sellers from competing with Crisa in other regions at any time within five years after the closing.

     In addition, on April 2, 2006, Vitro, Crisa Texas Ltd DBA Crisa Ltd., a Texas limited partnership ("Crisa Ltd"), as successor to Crisa Corporation, a Texas corporation; VC Comercial, as successor to Vitrocrisa (collectively, the "Vitro Parties"), Libbey, and Libbey Glass Inc., a Delaware corporation (together with Libbey, the "Libbey Parties") entered into a Second Amendment to Amended and Restated Distribution Agreement (the "Second Amendment"), further amending the Amended and Restated Distribution Agreement, dated August 29, 1997, as amended May 1, 2003. The Second Amendment to Distribution Agreement provides that the Libbey Parties will not be obligated to pay Crisa Ltd any profit sharing payments with respect to products of VC Comercial shipped and invoiced by the Libbey Parties on or after February 1, 2006, unless and until the aggregate amount of profit sharing that the Libbey Parties would have otherwise been obligated to pay to Crisa Ltd exceeds $3 million. The Second Amendment also provides that the Libbey Parties would be required to make all of such profit sharing payments to Crisa Ltd if the Purchase Agreement is terminated in accordance with its terms and the stockholders of Vitro have approved the consummation of the transactions contemplated by the Purchase Agreement.

     The foregoing description of the Purchase Agreement, including the Non-Competition Agreement, the Second Amendment and the transactions contemplated thereby, is qualified in its entirety by reference to


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     the complete text of the Purchase Agreement, including the Form of
     Non-Competition Agreement, and the Second Amendment.

Item 8.01. Other Events.

On April 3, 2006, Libbey Inc. issued a press release announcing it has entered into a definitive agreement to acquire from Vitro, S.A. de C.V. (Vitro) its 51 percent of Vitrocrisa Holdings, S de R.L. de C.V. and related companies (Crisa), bringing Libbey's ownership of Crisa to 100 percent. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.

     (d)  Exhibits.

          99.1 Press Release dated April 3, 2006.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2006

                                        LIBBEY INC.


                                        By: /s/ Scott M. Sellick
                                            ------------------------------------
                                        Name: Scott M. Sellick
                                        Title: Vice President, Chief Financial
                                               Officer (Principal Accounting
                                               Officer)


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                                  Exhibit Index

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
Exhibit No.   Description                                               Page No.
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
99.1          Text of press release dated April 3, 2006                    E-1
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